UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2010

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On April 29, 2010, Citizens Deposit Bank and Trust, Inc. (“Citizens”), a wholly owned subsidiary of Premier Financial Bancorp, Inc. (“Premier” or “Registrant”), entered into a branch purchase agreement with Integra Bank National Association (“Integra Bank”) whereby Citizens will purchase four branches of Integra Bank.  On the same date, Citizens also entered into a loan purchase agreement with Integra Bank whereby Citizens will purchase $15.0 million of commercial loans in addition to those loans needed to satisfy the branch purchase.

Under terms of the branch purchase agreement, Citizens will pay Integra Bank an aggregate net deposit premium fixed at a rate of 3.38% for the deposits, loans and facilities of the Integra Bank branches located at Maysville and Mt. Olivet, Kentucky, and Ripley and Aberdeen, Ohio.  Citizens will assume approximately $73.4 million of deposit liabilities related to the four branches and acquire $18.3 million of branch related loans, as well as $38.1 million of additional commercial real estate and $10.6 million of other commercial loans selected by Citizens originated from other Integra offices.  The Kentucky branches include approximately $47.3 million of deposits, while the Ohio branches include approximately $26.1 million of deposits.  The transaction, which is subject to satisfaction of various contractual conditions and requires approval by regulatory agencies, is anticipated to close sometime before the end of September 2010.

Under terms of the loan purchase agreement, Citizens will pay cash for $15.0 million of commercial loans selected by Citizens at a 98% discount of the aggregate unpaid principal balances of the loans.   The transaction, which is subject to satisfaction of various contractual conditions, is anticipated to close sometime before the end of June 2010.

On April 27, 2010, Premier, executed an extension of its Agreement for Account Processing Outsourcing Services (the “Master Agreement”) with Fiserv Solutions, Inc (“Fiserv”) located in Norcross, Georgia.  The extension amends the December 20, 2004 Master Agreement to expire at midnight on November 30, 2011, adjusts the pricing terms of the Master Agreement to include a Processing Adjustment, and defines the services, date and cost of converting the four branches Citizens will purchase from Integra Bank.

The foregoing summaries of certain provisions of the branch purchase agreement, the loan purchase agreement and the Fiserv agreement are qualified in their  entirety by reference, respectively, to the branch purchase agreement filed as Exhibit 2.1 hereto, the loan purchase agreement filed as Exhibit 2.2 hereto and the Fiserv agreement filed as Exhibit 10.1 hereto, all of which are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On April 29, 2010, Premier and Integra Bank Corporation issued a joint press release announcing that Premier’s wholly owned subsidiary, Citizens, had entered into an agreement to purchase four branches of Integra Bank and also purchase $15.0 million of commercial loans from Integra Bank.  The text of that press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)         Exhibit 2.1 – Branch Purchase Agreement by and between Integra Bank National Association and Citizens Deposit Bank and Trust, Inc. dated April 29, 2010.

(c)         Exhibit 2.2 – Loan Purchase Agreement by and between Integra Bank National Association and Citizens Deposit Bank and Trust, Inc. dated April 29, 2010.

(c)         Exhibit 10.1 – Amendment 1 to the Agreement for Account Processing Outsourcing Services between Premier Financial Bancorp, Inc. and Fiserv Solutions, Inc. dated April 27, 2010.

(c)         Exhibit 99.1 – Text of press release dated April 29, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: April 30, 2010                                                 Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Branch Purchase Agreement by and between Integra Bank National Association and Citizens Deposit Bank and Trust, Inc. dated April 29, 2010.
2.2	Loan Purchase Agreement by and between Integra Bank National Association and Citizens Deposit Bank and Trust, Inc. dated April 29, 2010.
10.1	Amendment 1 to the Agreement for Account Processing Outsourcing Services between Premier Financial Bancorp, Inc. and Fiserv Solutions, Inc. dated April 27, 2010.
99.1	Press Release dated April 29, 2010 captioned “Integra Bank and Citizens Deposit Bank and Trust Announce Agreement for Purchase of Branches and Loans from Integra”